DELAWARE INVESTMENTS COLORADO MUNICIPAL INCOME FUND, INC.

Registration No. 811-07810
FORM N-SAR
Annual Period Ended March 31, 2012

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Annual Meeting of Shareholders of Delaware Investments Colorado Municipal Income
Fund, Inc. (the "Fund"), the shareholders of the Fund voted to elect a Board of Directors for the
Fund at a meeting held on August 17, 2011. At the meeting, the following people were elected to serve as Independent Directors: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Director.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Directors for the Fund.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 4,323,578.188
PERCENTAGE OF OUTSTANDING SHARES 89.384%
PERCENTAGE OF SHARES VOTED 97.247%
SHARES WITH AUTHORITY WITHHELD 122,425.620
PERCENTAGE OF OUTSTANDING SHARES 2.530%
PERCENTAGE OF SHARES VOTED 2.753%

Patrick P. Coyne

SHARES VOTED FOR 4,333,881.756
PERCENTAGE OF OUTSTANDING SHARES 89.597%
PERCENTAGE OF SHARES VOTED 97.479%
SHARES WITH AUTHORITY WITHHELD 112,122.052
PERCENTAGE OF OUTSTANDING SHARES 2.317%
PERCENTAGE OF SHARES VOTED 2.521%

John A. Fry

SHARES VOTED FOR 4,333,881.756
PERCENTAGE OF OUTSTANDING SHARES 89.597%
PERCENTAGE OF SHARES VOTED 97.479%
SHARES WITH AUTHORITY WITHHELD 112,122.052
PERCENTAGE OF OUTSTANDING SHARES 2.317%
PERCENTAGE OF SHARES VOTED 2.521%

Anthony D. Knerr

SHARES VOTED FOR 4,287,557.188
PERCENTAGE OF OUTSTANDING SHARES 88.639%
PERCENTAGE OF SHARES VOTED 96.437%
SHARES WITH AUTHORITY WITHHELD 158,446.620
PERCENTAGE OF OUTSTANDING SHARES 3.275%
PERCENTAGE OF SHARES VOTED 3.563%

Lucinda S. Landreth

SHARES VOTED FOR 4,320,576.112
PERCENTAGE OF OUTSTANDING SHARES 89.321%
PERCENTAGE OF SHARES VOTED 97.179%
SHARES WITH AUTHORITY WITHHELD 125,427.696
PERCENTAGE OF OUTSTANDING SHARES 2.593%
PERCENTAGE OF SHARES VOTED 2.821%

Ann R. Leven

SHARES VOTED FOR 4,309,622.544
PERCENTAGE OF OUTSTANDING SHARES 89.095%
PERCENTAGE OF SHARES VOTED 96.933%
SHARES WITH AUTHORITY WITHHELD 136,381.264
PERCENTAGE OF OUTSTANDING SHARES 2.819%
PERCENTAGE OF SHARES VOTED 3.067%

Thomas F. Madison

SHARES VOTED FOR 4,282,455.112
PERCENTAGE OF OUTSTANDING SHARES 88.533%
PERCENTAGE OF SHARES VOTED 96.322%
SHARES WITH AUTHORITY WITHHELD 163,548.696
PERCENTAGE OF OUTSTANDING SHARES 3.381%
PERCENTAGE OF SHARES VOTED 3.678%

Janet L. Yeomans

SHARES VOTED FOR 4,319,342.112
PERCENTAGE OF OUTSTANDING SHARES 89.296%
PERCENTAGE OF SHARES VOTED 97.152%
SHARES WITH AUTHORITY WITHHELD 126,661.696
PERCENTAGE OF OUTSTANDING SHARES 2.618%
PERCENTAGE OF SHARES VOTED 2.848%

J. Richard Zecher

SHARES VOTED FOR 4,309,622.544
PERCENTAGE OF OUTSTANDING SHARES 89.095%
PERCENTAGE OF SHARES VOTED 96.933%
SHARES WITH AUTHORITY WITHHELD 136,381.264
PERCENTAGE OF OUTSTANDING SHARES 2.819%
PERCENTAGE OF SHARES VOTED 3.067%

SUB-ITEM 77I:  Terms of new or amended securities

On November 15, 2011, Delaware Investments Colorado Municipal Income Fund, Inc. (VCF)
issued $30,000,000 of Series 2016 Variable Rate MuniFund Term Preferred (VMTP) Shares, with
$100,000 liquidation value per share in a privately negotiated offering. Proceeds from the issuance of VMTP Shares, net of offering expenses, were invested in accordance with the fund's investment objective. The VMTP Shares were offered to qualified institutional buyers pursuant to
Rule 144A under the Securities Act of 1933, and have priority over the common shares with respect to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the affairs of the fund. The VMTP shares shall have the right to elect two fund directors.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q.1(d) Press Release defining the rights of the holders of any new class of securities and of any amendments referred to in answer to Sub-Item 77I, attached as Exhibit.
WS: MFG_Philadelphia: 859793: v1